JOINT FILER INFORMATION
                             -----------------------


NAME:                         Frost Gamma Investments Trust

ADDRESS:                      4400 Biscayne Blvd
                              Miami, FL 33137

Designated Filer:             Phillip Frost, M.D.

Issuer and Ticker Symbol:     Opko Health, Inc. (OPK)

Date of Event Requiring
Statement:                    August 3, 2007


FROST GAMMA INVESTMENTS TRUST

         by: /s/ Phillip Frost, M.D.
            --------------------------------
            Phillip Frost, M.D., Trustee